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                                                                   EXHIBIT 10.36

                              SERVICES AGREEMENT

     This Services Agreement is entered into as of October 1, 1999 by and between Imperial Credit Industries, Inc., a California corporation ("ICII"), and Southern Pacific Bank, a California industrial loan company ("Southern Pacific").

     A. ICII and Southern Pacific are parties to that certain Asset Purchase Agreement dated as of October 1, 1999 (the "Asset Purchase Agreement");

     B. Pursuant to the Asset Purchase Agreement, ICII and Southern Pacific now wish to arrange for the provision of certain services by ICII to Southern Pacific on the terms and conditions set forth herein.

     For good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

          1.   Services: Term. Commencing on the date hereof and continuing
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until December 31, 2000 (the "Initial Term"), ICII will perform the services
(the "Services") enumerated on Exhibit "A" attached hereto for and on behalf of Southern Pacific. Additional services may be added to Exhibit "A" at any time by mutual agreement of the parties hereto.

          2.   Compensation. Southern Pacific will pay ICII fees for Services as
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provided on Exhibit "A" attached hereto. ICII will provide Southern Pacific with a detailed summary of charges for each service then being rendered on a monthly basis. Payment for the Services shall be deducted from amounts due Southern Pacific under the Asset Purchase Agreement.

          3.   Expenses. Southern Pacific shall reimburse ICII for all out-of-
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pocket expenses incurred in connection with the services rendered pursuant to this Agreement including, without limitation, advertising, legal and other reasonable professional fees; provided, however, ICII shall obtain Southern Pacific's prior approval on a case-by-case basis before incurring legal fees. ICII will include itemized expenses in the invoice for Services rendered referred to in Section 2 above.

          4.   Documentation and Disputes. In the event that any of ICII's
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charges are based upon hourly rates or upon allocation of a combined cost,
Southern Pacific will be provided, upon request, with documentation supporting the amount charged.

          5.   Confidential Information.
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               (a)  The parties agree: (i) to hold in trust and maintain
confidential, (ii) not to disclose to others without prior written approval from the other party, (iii) not to use for any purpose, other than such purposes as may be authorized in writing by the other party, and (iv) to prevent duplication of and disclosure to any other party, any Information received from the other party by the receiving party under this Agreement.
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               (b)  "Information" shall mean all results of the Services, information disclosed by either party after the date hereof, whether orally, visually, in writing, or in other tangible form, and includes, but is not limited to, technical information, economic plans, computer information data bases, and the like in connection with this Agreement.

               (c) The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply to any Information to the extent that the obligated party can show that: (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party; (ii) such Information is or becomes available to the obligated party on a non-confidential basis from a third party having the legal right to disclose such information, (iii) such Information relates to historical activities of the other party prior to the date hereof; or (iv) disclosure of such Information is required under applicable law or regulations or is made pursuant to the request of any regulatory authority having jurisdiction over the obligated party.

          6.   Standard of Care. ICII shall perform the Services for Southern
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Pacific with the same degree of care, skill and prudence customarily exercised by ICII for its own operations.

          7.   Furnishing Information and Witnesses. ICII agrees to make
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available to Southern Pacific, upon Southern Pacific's written request, ICII's officers, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings relating to the Services in which Southern Pacific may from time to time be involved. Southern Pacific agrees to reimburse ICII for its out-of-pocket expenses incurred in making such officers, employees and agents available as witnesses.

          8.   Indemnification. The parties hereto shall indemnify, defend and
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hold each other, their shareholders, directors, officers and employees harmless from and against all direct damages, losses and out-of-pocket expenses (including reasonable legal fees) arising out of any third party claims caused by or arising out of any failure in the performance of any obligation or agreement of the other party hereunder. Neither party shall be liable to the other party for indirect or consequential damages.

          9.   Assignment or Transfer. Neither party shall assign or transfer
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any of its rights under this Agreement without the prior written approval of the other party, except no such approval shall be required for an assignment to an affiliate or a successor to all or a substantial portion of the assets or the business of either party, provided that such affiliate or successor assumes such party's obligations hereunder with respect to the rights assigned or transferred. This Agreement shall be binding on the parties' respective permitted or approved successors and assigns.

          10. Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given:
(i) upon delivery if personally delivered; (ii) upon receipt if sent by facsimile, with receipt confirmed; (iii) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (iv) one (1) day after deposit with a nationally recognized overnight delivery

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service marked for delivery on the next business day, addressed to the party for whom it is intended at its address hereinafter set forth:

If to ICII;
               Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard, Bldg. One
               Suite 240
               Torrance, California 90505
               Attention:  Irwin L. Gubman, General Counsel
               Telephone:  (310) 791-8040
               Facsimile No.: (310) 791-8230

and if to Southern Pacific;

               Southern Pacific Bank

               _______________________________________
               _______________________________________
               Attention:  ___________________________
               Telephone: ____________________________
               Facsimile No.: ________________________

     Any party may designate a change of address by written notice to the others, given at least ten (10) days before such change of address is to become effective.

          11.  Entire Agreement. This Agreement (including the exhibits hereto
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and provisions of the Asset Purchase Agreement incorporated by reference) is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject,matter hereof; is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

          12.  Governing Law and Venue. This Agreement is to be governed by and
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construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles County, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 10 or in any other manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified bylaw.

          13.  Binding Effect. This Agreement and the rights, covenants,
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conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives.

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                                  EXHIBIT "A"

Monthly Allocation

Financial Services Group Operations Support             $level of activity

Normal charges relating to LHO customer deposit accounts for which LHO is receiving credit for balances as offset of loan portfolio funding costs. Charges are based on actual level of activity summarized in monthly statement (currently averaging approximately $3,500.00/mo.)

Courier Services                                        $200.00

Daily messenger service between LHO and Imperial Bank for interoffice mail, deposits, reports and other items necessary for delivery between the two entities.

Operations Center                                       $pass through expenses

Provides for services handled by the Imperial Bank Operations Center, including technology management of the connection between LHO and Imperial for M&I on-line access and to support the remaining dedicated equipment at LHO, Optical System access for report review, and managing the data associated with the number of loan notes, commitments and general ledger accounts open on the M&I system for LHO. Charges are based on level of activity as summarized in monthly billing allocation (currently averaging approximately $2,000.00/mo.)

Lending Services Operations                             $16.00 per note

Provides for expenses associated with the personnel providing daily operations support on the LHO loan portfolio. This amount will scale down based upon the declining portfolio over the transition period. Will include servicing for LHO loans purchased by Southern Pacific that will remain on Imperial's M&I system under branch #33333.

Loan Administration/Credit Administration/Credit Review $7.50 per note

Provides for loan administration review and approval of loans renewals, monitoring of performance of loan portfolio to comply with due diligence requirements, review of GAP results and attendance at GAP meetings. Provides for ongoing review of loan portfolio for credit quality and adherence to loan policy and procedures.

Insurance-Office space related                          $pass through allocation

     Costs associated with insurance coverage for LHO premises (currently averaging approximately $ 165.00/mo.).
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          14.  Counterparts. This Agreement may be executed simultaneously in
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any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

          15.  Section Headings, The section headings of this Agreement are for
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convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          16.  Severability. In the event that any provision or any part of any
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provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

          17.  No Third-Party Rights. Except as contemplated by Section 9
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hereof, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons or entities to any party to this -Agreement, nor shall any provision give any third persons or entities any right of subrogation or action against any party to this Agreement.

          18.  Ambiguities. The parties acknowledge that each party and its
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counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that ambiguities, if any, in the writing be construed against the drafter, shall not apply.

          19.  Resolution Disputes. Any dispute, controversy or claim between
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the parties relating to, or arising out of or in connection with this Agreement
(or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only as follows: First, an authorized business representative of each party shall meet in an attempt to resolve any dispute. If the dispute is not resolved by such representatives, then either of Buyer or Seller may make a written demand for formal dispute resolution, at which time the dispute will be resolved by binding arbitration in Los Angeles, California, pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules") subject to the following:

               (a) There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

               (b) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

               (c) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

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          (d)  The arbitrator's decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

          (e) No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages.

          (f) Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association.

          (g)  The arbitrator shall not have the power to amend this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                   ICII:

                                  Imperial Credit Industries, Inc., a California corporation

                                   By: ______________________________________
                                       Title: _______________________________

                                   By: ______________________________________
                                       Title: _______________________________


                                   Southern Pacific:

                                   Southern Pacific Bank, a California
                                   industrial loan company

                                   By: ______________________________________
                                       Title: _______________________________

                                   By: ______________________________________
                                       Title: _______________________________

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